Exhibit 10.1

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

MAUNA KEA ENTERPRISES, INC.

AND

FAIRGROUND MEDIA, LLC

AND

THE SECURITY HOLDERS OF FAIRGROUND MEDIA, LLC

i

3.14	Ability to Carry Out Obligations	6
3.15	Full Disclosure	6
3.16	Assets	6
3.17	Material Contracts	6
3.18	Indemnification	7
3.19	Criminal or Civil Acts	7
3.20	Trading Status	7

ARTICLE IV — Covenants Prior to the Closing Date		7

4.1	Investigative Rights	7
4.2	Conduct of Business	7
4.3	Confidential Information	7
4.4	Notice of Non-Compliance	7

ARTICLE V — Conditions Precedent to Mauna Kea’s Performance		8

5.1	Conditions	8
5.2	Accuracy of Representations	8
5.3	Performance	8
5.4	Absence of Litigation	8
5.5	Officer’s Certificate	8
5.6	Corporate Action	8
5.7	Execution of the Investor Rights Agreement	8

ARTICLE VI — Conditions Precedent to Fairground’s Performance		9

6.1	Conditions	9
6.2	Accuracy of Representations	9
6.3	Performance	9
6.4	Absence of Litigation	9
6.5	Officer’s Certificate	9
6.6	Payment of Liabilities	9

ARTICLE VII — Closing		10

7.1	Closing	10

ARTICLE VIII — Covenants Subsequent to the Closing Date		10

8.1	Registration of Certain Shares of Mauna Kea	10
8.2	Registration and Listing	10
8.3	Directors of Mauna Kea	10
8.4	Officers of Mauna Kea	10
8.5	Other Actions	10

ARTICLE IX — Miscellaneous		11

ii

9.1	Captions and Headings	11
9.2	No Oral Change	11
9.3	Non-Waiver	11
9.4	Time of Essence	11
9.5	Entire Agreement	11
9.6	Choice of Law	11
9.7	Counterparts	11
9.8	Notices	11
9.9	Binding Effect	12
9.10	Mutual Cooperation	12
9.11	Finders	12
9.12	Announcements	12
9.13	Survival of Representations and Warranties	12
9.14	Exhibits	12
9.15	Termination, Amendment and Waiver	12

EXHIBITS

Allocation of Securities		Exhibit 1.1
Subscription Agreement		Exhibit 1.2
Financial Statements of Fairground		Exhibit 2.5
Investment Agreement		Exhibit 3.2
Financial Statements of Mauna Kea		Exhibit 3.5
Investor Rights Agreement		Exhibit 5.7
Officers to be Appointed		Exhibit 8.4

iii

AGREEMENT CONCERNING

THE EXCHANGE OF SECURITIES

                THIS AGREEMENT CONCERNING THE EXCHANGE OF SECURITIES (“Agreement”) is made this 24th day of July, 2007, by and between Mauna Kea Enterprises, Inc., a Colorado corporation (“Mauna Kea”), Fairground Media, LLC, a Colorado limited liability company (“Fairground”), and the security holders of Fairground (the “Fairground Security Holders”) who are listed on Exhibit 1.1 hereto and have executed Subscription Agreements in the form attached in Exhibit 1.2, hereto.

                WHEREAS, Mauna Kea desires to acquire all of the issued and outstanding limited liability company membership interests (“Interests”) of Fairground from the Fairground Security Holders in exchange for newly issued unregistered shares of common stock of Mauna Kea;

                WHEREAS, Fairground desires to assist Mauna Kea in acquiring all of the issued and outstanding Interests of Fairground pursuant to the terms of this Agreement; and

                WHEREAS, all of the Fairground Security Holders, by execution of Exhibit 1.2 hereto, agree to exchange all of the Interests they hold in Fairground for 8,100,000 shares of Common Stock of Mauna Kea.

                NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

                1.1           Issuance of Securities.  Subject to the terms and conditions of this Agreement, Mauna Kea agrees to issue and exchange 8,100,000 fully paid and non-assessable unregistered shares of Mauna Kea’s no par value common stock (the “Mauna Kea Shares”) for all issued and outstanding Interests of Fairground (the “Fairground Interests”) held by the Fairground Security Holders.  All Mauna Kea Shares will be issued directly to the Fairground Security Holders on the Closing Date (as hereinafter defined), pursuant to the schedule set forth in Exhibit 1.1.

                1.2           Exemption from Registration.  The parties hereto intend that all Mauna Kea common stock to be issued to the Fairground Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Regulation D of the Act and rules and regulations promulgated thereunder.  In furtherance thereof, each of the Fairground Security Holders will execute and deliver to Mauna Kea on the closing date of this Agreement (the “Closing Date”) a copy of the Subscription Agreement set forth in Exhibit 1.2 hereto.

                1.3           Corporate Action.  After the Closing Date, Mauna Kea shall adopt a Stock Option Plan a providing for the issuance of options to acquire up to 900,000 shares of Common Stock of Mauna Kea.

ARTICLE II

Representations and Warranties of Fairground

                Fairground hereby represents and warrants to Mauna Kea that:

                2.1           Organization.  Fairground is a limited liability company duly organized, validly existing and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

                2.2           Capital.  The members of the Company are Mark Kreloff, Andrew Brandt, Dave Rogers, Bret Orton, Luke Miller,  Kevin Kerndt and Waveland Colorado Ventures, LLC, with each such member owning a percentage of the Interests (“Sharing Ratio”) as set forth on Exhibit 1.1.  All of the outstanding Interests of Fairground are duly and validly issued, fully paid and non-assessable.  There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Fairground to issue any additional Interests.

                2.3           Subsidiaries.  Fairground does not have any subsidiaries or own any interest in any other enterprise.

                2.4           Managers.  The name and title of the manager of Fairground as of the date of this Agreement is as follows:

Name	Position
Mark Kreloff	Manager

                2.5           Financial Statements.  Exhibit 2.5 hereto consists of the unaudited financial statements of Fairground for the period from inception (July 20, 2006) through December 31, 2006 and the unaudited financial statements of Fairground for the six months ended June 30, 2007 (the “Fairground Financial Statements”).  The Fairground Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Fairground throughout the period indicated, and fairly present the financial position of Fairground as of the date of the balance sheet included in the Fairground Financial Statements and the results of operations for the period indicated.  There are no material omissions or non-disclosures in the Fairground Financial Statements.

                2.6           Absence of Changes.  Since June 30, 2007, there has not been any material change in the financial condition or operations of Fairground, except as contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

                2.7           Absence of Undisclosed Liabilities.  As of June 30, 2007, Fairground did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Fairground Financial Statements.

                2.8           Tax Returns.  Fairground has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.  The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by Fairground.

                2.9           Investigation of Financial Condition.  Without in any manner reducing or otherwise mitigating the representations contained herein, Mauna Kea, its legal counsel and accountants shall have the opportunity to meet with Fairground’s accountants and attorneys to discuss the financial condition of Fairground during reasonable business hours and in a manner that does not interfere with the normal operation of Fairground’s business.  Fairground shall make available to Mauna Kea all books and records of Fairground, provided, however, that Fairground will be under no obligation to provide any information subject to confidentiality provisions or waive any privilege associated with any such information.

                2.10         Intellectual Property Rights.  Fairground owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

                2.11         Compliance with Laws.  To the best of Fairground’s knowledge, Fairground has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

                2.12         Litigation.  Fairground is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Fairground, threatened against or affecting Fairground or its business, assets or financial condition.  Fairground is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  Fairground is not engaged in any material litigation to recover monies due to it.

                2.13         Authority.  The Manager of Fairground has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Fairground has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Fairground and is enforceable in accordance with its terms and conditions.  By execution of Exhibit 1.2, all of the Fairground Security Holders have agreed to and have approved the terms of this Agreement.

                2.14         Ability to Carry Out Obligations.  To the best of Fairground’s knowledge, the execution and delivery of this Agreement by Fairground and the performance by Fairground of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, operating agreement, or other agreement or instrument to which Fairground is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Fairground, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Fairground.

                2.15         Full Disclosure.  None of the representations and warranties made by Fairground herein or in any exhibit, certificate or memorandum furnished or to be furnished by Fairground, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

                2.16         Assets.  Fairground assets are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5.

                2.17         Material Contracts.  Fairground does not have any material contracts.

                2.18         Indemnification.  Fairground agrees to indemnify, defend and hold Mauna Kea harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Mauna Kea which arise out of, or result from (i) any breach by Fairground in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Fairground under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by Fairground in this Agreement.

                2.19         Criminal or Civil Acts.  For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Fairground has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

                2.20         Restricted Securities.  Fairground and the Fairground Security Holders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the Mauna Kea Shares issued by Mauna Kea are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

ARTICLE III

Representations and Warranties of Mauna Kea

                Mauna Kea represents and warrants to Fairground that:

                3.1           Organization.  Mauna Kea is a corporation duly organized, validly existing and in good standing under the laws of Colorado, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

                3.2           Capital.  The authorized capital stock of Mauna Kea currently consists of 25,000,000 shares of no par value common stock, of which 1,000,000 shares of common stock are issued and outstanding, and 10,000,000 shares of no par value preferred stock, none of which are outstanding.  There shall be 9,100,000 shares of common stock outstanding on the Closing Date and 900,000 shares of common stock reserved for issuance pursuant to a stock option plan to be adopted by Mauna Kea immediately after the Closing.  All of Mauna Kea’s outstanding securities are duly and validly issued, fully paid and non-assessable.  Except for the warrant to be issued to Waveland Colorado Ventures, LLC (“Waveland”) pursuant to the terms of that certain Investment Agreement dated as of even date herewith between Fairground and Waveland (the “Investment Agreement”) in the form attached hereto as Exhibit 3.2, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Mauna Kea to issue any additional shares of its capital stock of any class.

                3.3           Subsidiaries.  Mauna Kea does not have any subsidiaries or own any interest in any other enterprise.

                3.4           Directors and Officers.  The names and titles of the directors and officers of Mauna Kea are:  Earnest Mathis, Jr., Chief Executive Officer and sole Director.

                3.5           Financial Statements.  Exhibit 3.5 hereto consists of the unaudited financial statements of Mauna Kea for the year ended December 31, 2006 and the unaudited financial statements of Mauna Kea for the six months ended June 30, 2007 (the “Mauna Kea Financial Statements”).  The Mauna Kea Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Mauna Kea throughout the periods indicated, and fairly present the financial position of Mauna Kea as of the date of the balance sheets included in the Mauna Kea Financial Statements and the results of operations for the periods indicated.  There are no material omissions or non-disclosures in the Mauna Kea Financial Statements.

                3.6           Absence of Changes.  Since June 30, 2007, there has not been any material change in the financial condition or operations of Mauna Kea, except as contemplated by this Agreement.

                3.7           Absence of Undisclosed Liabilities.  As of June 30, 2007, Mauna Kea did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Mauna Kea Financial Statements.

                3.8           Taxes.  Mauna Kea has paid all taxes, assessments and penalties due and payable.

                3.9           Investigation of Financial Condition.  Without in any manner reducing or otherwise mitigating the representations contained herein, Fairground, its legal counsel and accountants shall have the opportunity to meet with Mauna Kea’s accountants and attorneys to discuss the financial condition of Mauna Kea.  Mauna Kea shall make available to Fairground all books and records of Mauna Kea.

                3.10         Intellectual Property Rights.  Mauna Kea does not have any patents, trademarks, service marks, trade names, copyrights or other intellectual property rights.

                3.11         Compliance with Laws.  Mauna Kea has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

                3.12         Litigation.  Mauna Kea is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Mauna Kea, threatened against or affecting Mauna Kea or its business, assets or financial condition.  Mauna Kea is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  Mauna Kea is not engaged in any material litigation to recover monies due to it.

                3.13         Authority.  The Board of Directors of Mauna Kea has authorized the execution of this Agreement and the transactions contemplated herein, and Mauna Kea has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of Mauna Kea, and is enforceable in accordance with its terms and conditions.

                3.14         Ability to Carry Out Obligations.  The execution and delivery of this Agreement by Mauna Kea and the performance by Mauna Kea of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which Mauna Kea is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Mauna Kea, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Mauna Kea.

                3.15         Full Disclosure.  None of the representations and warranties made by Mauna Kea herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Mauna Kea or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

                3.16         Assets.  Mauna Kea has no assets or liabilities.

                3.17         Material Contracts.  Mauna Kea has no material contracts.

                3.18         Indemnification.  Mauna Kea agrees to indemnify, defend and hold Fairground harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Fairground, which arise out of, or result from (i) any breach by Mauna Kea in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Mauna Kea under this Agreement,  (ii) a failure of any representation or warranty in this Article III, or (iii) any untrue statement made by Mauna Kea in this Agreement.

                3.19         Criminal or Civil Acts.  For a period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Mauna Kea has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Securities and Exchange Commission (“Commission”) or NASD judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission or NASD proceeding.

                3.20         Trading Status.  The common stock of Mauna Kea is not listed for quotation nor does it trade on any exchange or listing service.

ARTICLE IV

Covenants Prior to the Closing Date

                4.1           Investigative Rights.  Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

                4.2           Conduct of Business.  Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Operating Agreement, Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

                4.3           Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

                4.4           Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V

Conditions Precedent to Mauna Kea’s Performance

                5.1           Conditions.  Mauna Kea’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V.  Mauna Kea may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Mauna Kea of any other condition of or any of Mauna Kea’s other rights or remedies, at law or in equity, if Fairground shall be in default of any of its representations, warranties or covenants under this Agreement.

                5.2           Accuracy of Representations.  Except as otherwise permitted by this Agreement, all representations and warranties by Fairground in this Agreement or in any written statement that shall be delivered to Mauna Kea by Fairground under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

                5.3           Performance.  Fairground shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

                5.4           Absence of Litigation.  No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Fairground on or before the Closing Date.

                5.5           Officer’s Certificate.  Fairground shall have delivered to Mauna Kea a certificate dated the Closing Date signed by the Manager of Fairground certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

                5.6           Corporate Action.  Fairground shall have obtained the approval of the Fairground Security Holders for the transaction contemplated by this Agreement as evidenced by the Fairground Security Holders holding all of Fairground’s outstanding common stock executing Exhibit 1.2.

                5.7           Execution of the Investor Rights Agreement.  Fairground shall have executed the Investor Rights Agreement attached as Exhibit 5.7 hereto.

                5.8           Closing of Transactions Pursuant to Investment Agreement. The transactions contemplated by the Investment Agreement shall have been consummated.

ARTICLE VI

Conditions Precedent to Fairground’s Performance

                6.1           Conditions.  Fairground’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI.  Fairground may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Fairground of any other condition of or any of Fairground’s rights or remedies, at law or in equity, if Mauna Kea shall be in default of any of its representations, warranties or covenants under this Agreement.

                6.2           Accuracy of Representations.  Except as otherwise permitted by this Agreement, all representations and warranties by Mauna Kea in this Agreement or in any written statement that shall be delivered to Fairground by Mauna Kea under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

                6.3           Performance.  Mauna Kea shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

                6.4           Absence of Litigation.  No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Mauna Kea on or before the Closing Date.

                6.5           Officer’s Certificate.  Mauna Kea shall have delivered to Fairground a certificate dated the Closing Date signed by the Chief Executive Officer and sole Director of Mauna Kea certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

                6.6           Payment of Liabilities.  On or before the Closing Date, Mauna Kea shall have paid any outstanding obligations and liabilities of Mauna Kea through the Closing Date, including obligations created subsequent to the execution of this Agreement.

                6.7           Closing of Transactions Pursuant to Investment Agreement. The transactions contemplated by the Investment Agreement shall have been consummated.

ARTICLE VII

Closing

                7.1           Closing.  The closing of this Agreement shall be held at the offices of Mauna Kea at any mutually agreeable time and date prior to July 25, 2007, unless extended by mutual agreement.  At the closing:

(a)                                  Fairground shall deliver to Mauna Kea (i) copies of Exhibit 1.2 executed by all of the Fairground Security Holders, and (ii) the officer’s certificate described in Section 5.5, and (iii) a signed action by its Manager approving this Agreement;

(b)                                 Mauna Kea shall deliver to the Fairground Security Holders (i) certificates representing an aggregate of 8,100,000 shares of Mauna Kea’s common stock (ii) the officer’s certificate described in Section 6.5, and (iii) signed minutes of its director approving this Agreement.

ARTICLE VIII

Covenants Subsequent to the Closing Date

                8.1           Registration of Certain Shares of Mauna Kea.  Mauna Kea shall file a Registration Statement on Form SB-2, within 60 days following the Closing Date, registering for public resale all shares required to be registered under the Investor Rights Agreement.  Mauna Kea shall use its best efforts to obtain effectiveness of the Registration Statement within 90 days therefrom.

                8.2           Registration and Listing.  Following the Closing Date, Mauna Kea shall use its best efforts to:

(a)                                  Obtain a listing of Mauna Kea’s common stock quotation on the Electronic Over-the-Counter Bulletin Board system; and

(b)                                 List Mauna Kea’s securities in Standard & Poor’s OTC or Corporate Manual.

                8.3           Directors of Mauna Kea.  On the Closing Date, the sole Director of Mauna Kea shall appoint Mark Kreloff as a director of Mauna Kea to fill an existing vacancy and shall thereafter resign from Mauna Kea’s Board of Directors.

                8.4           Officers of Mauna Kea.  On the Closing Date, the Board of Directors of Mauna Kea shall elect the officers of Mauna Kea as set forth in Exhibit 8.4 and Mauna Kea’s existing executive officers shall resign.

                8.5           Other Actions.  Following the Closing Date, Mauna Kea shall adopt the Stock Option Plan described in Section 1.3, above.

ARTICLE IX

Miscellaneous

                9.1           Captions and Headings.  The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

                9.2           No Oral Change.  This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

                9.3           Non-Waiver.  The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

                9.4           Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

                9.5           Entire Agreement.  This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

                9.6           Choice of Law.  This Agreement and its application shall be governed by the laws of the state of Colorado.

                9.7           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                9.8           Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Mauna Kea:	Mauna Kea Enterprises, Inc.
2560 W. Main Street, Suite 200
Littleton, CO 80120

Fairground:	Fairground Media, LLC
1701 Pearl Street
Boulder, CO 80302

                9.9           Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

                9.10         Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

                9.11         Finders.  There are no finders in connection with this transaction.

                9.12         Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

                9.13         Survival of Representations and Warranties.  The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

                9.14         Exhibits.  As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

                9.15         Termination, Amendment and Waiver.

                (a)           Termination.  This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the stockholders of Mauna Kea or by the stockholders of Fairground:

                                (1)           By mutual written consent of Fairground and Mauna Kea;

                                (2)           By either Fairground or Mauna Kea;

(i)                                     If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)                                  If the transaction shall not have been consummated on or before August 31, 2007, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

                                (3)           By Fairground, if Mauna Kea breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

                                (4)           By Mauna Kea, if Fairground breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

                (b)           Effect of Termination.  In the event of termination of this Agreement by either Mauna Kea or Fairground, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Fairground or Mauna Kea, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

                (c)           Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, mutually (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                (d)           Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of Fairground or Mauna Kea, action by its respective Manager or Board of Directors or the duly authorized designee of such person or Board of Directors.

                In witness whereof, the parties have executed this Agreement Concerning the Exchange of Securities on the date indicated above.

MAUNA KEA ENTERPRISES, INC.			FAIRGROUND MEDIA, LLC

By:	/s/ Earnest Mathis, Jr.	By:	/s/ Mark Kreloff
	Earnest Mathis, Jr.		Mark Kreloff
	Chief Executive Officer		Chief Executive Officer

EXHIBIT 1.1

SCHEDULE OF FAIRGROUND MEMBERSHIP INTERESTS

AND

ALLOCATION OF MAUNA KEA COMMON SHARES

Name of Fairground Interest Holder	Sharing Ratio	Number of Mauna Kea Common Shares to be Issued
Mark Kreloff	26.3589%	2,135,070
Andrew Brandt	18.8278%	1,525,050
Dave Rogers	6.778%	549,018
Bret Orton	6.778%	549,018
Luke Miller	6.778%	549,018
Kevin Kerndt	3.7656%	305,010
Joe Pezzillo	3.7656%	305,010
Brad Buikema	2.2593%	183,006
Waveland Colorado Ventures, LLC	24.6889%	1,999,800

Totals	100%	8,100,000

EXHIBIT 1.2

SUBSCRIPTION AGREEMENT

                In connection with my exchange of my Interests in Fairground Media, LLC (“Fairground”), for the no par value common stock of Mauna Kea Enterprises, Inc. (“Mauna Kea”), pursuant to the Agreement Concerning The Exchange of Securities by and among Mauna Kea Enterprises, Inc. and Fairground Media, LLC and the Security Holders of Fairground Media, LLC (the “Exchange Agreement”), I acknowledge the matters set forth below and promise that the statements made herein are true.  I understand that Mauna Kea is relying on my truthfulness in issuing its securities to me.

                I hereby represent and warrant to Mauna Kea that I have the full power and authority to execute, deliver and perform this Subscription Agreement and to consummate the transactions contemplated hereby.  This Subscription Agreement is a legal, valid and binding obligation of mine, enforceable against me in accordance with its terms.  I own the Interests that I am exchanging for securities of Mauna Kea free and clear of all pledges, liens, encumbrances, security interests, equities, claims, options, preemptive rights, rights of first refusal, or any other limitation on my ability to vote such securities or to transfer such securities to Mauna Kea.  I have full right, title and interest in and to the Interests that I am exchanging.

                I understand that Mauna Kea’s common stock (the “Securities) is being issued to me in a private transaction in exchange for my securities in Fairground and in reliance upon the exemption provided in section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the ”Act”) for non-public offerings and pursuant to the Exchange Agreement.  I understand that the Securities are “restricted” under applicable securities laws and may not be sold by me except in a registered offering (which may not ever occur) or in a private transaction like this one.  I know this is an illiquid investment and that therefore I may be required to hold the Securities for an indefinite period of time, but under no circumstances less than one year from the date of their issuance.

                I am acquiring the Securities solely for my own account, for long-term investment purposes only and not with a view to sale or other distribution.  I agree not to dispose of any Securities unless and until counsel for Mauna Kea shall have determined that the intended disposition is permissible and does not violate the Act, any applicable state securities laws or rules and regulations promulgated thereunder.

                All information, financial and otherwise, or documentation pertaining to all aspects of my acquisition of the Securities and the activities and financial information of Mauna Kea has been made available to me and my representatives, if any, and I have had ample opportunity to meet with and ask questions of senior officers of Mauna Kea, and I have received satisfactory answers to any questions I asked.

                In acquiring the Securities, I have been afforded access to the Exchange Agreement and have made such independent investigations of Mauna Kea as I deemed appropriate.  I am an “accredited investor” as that term is defined in Regulation D, Rule 501 of the Act and am an experienced investor, have made speculative investments in the past and am capable of analyzing the merits of an investment in the Securities.

                I understand that the Securities are highly speculative, involve a great degree of risk and should only be acquired by individuals who can afford to lose their entire investment.  Nevertheless, I consider this a suitable investment for me because I have adequate financial resources and income to maintain my current standard of living even after my acquisition of the Securities.  I know that Mauna Kea currently has only negligible assets and liabilities, and that although I could lose my entire investment, I am acquiring the Securities because I believe the potential rewards are commensurate with the risk.  Even if the Securities became worthless, I could still maintain my standard of living without significant hardship to me or my family.

                By signing this Subscription Agreement, I also accept and agree to be bound by and to abide by the terms and conditions of the Exchange Agreement as if I had executed the Exchange Agreement itself.

                Dated as of this                 day of                , 2007.

Signature

Name, Please Print

Residence Address

City, State and Zip Code

Area Code and Telephone Number

Social Security Number

Number of Fairground Shares exchanged

2

EXHIBIT 2.5

FINANCIAL STATEMENTS OF FAIRGROUND

Fairground Media, LLC d/b/a www.crowdfunder.com

Balance Sheet

As of 7/15/2007

UNAUDITED

ASSETS

Cash	$250
Pre-Paid Legal	$3,000
Pre-Paid Rent	$6,000
Web Site Development	$52,860
Equipment	$19,779

TOTAL ASSETS	$81,889

LIABILITIES

Deferred Legal Expenses	$2,000
Note Payable (Kreloff)	$29,849

EQUITY

A Round	$10,050
A Round In-Kind Contributions	$40,000

TOTAL LIABILITIES PLUS EQUITY	$81,889

EXHIBIT 3.2

INVESTMENT AGREEMENT

[See Exhibit 10.2 to this Registration Statement on Form SB-2]

EXHIBIT 3.5

FINANCIAL STATEMENTS OF MAUNA KEA

MAUNA KEA ENTERPRISES, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENT

DECEMBER 31, 2006 (Unaudited)

AND JUNE 30, 2007 (Unaudited)

MAUNA KEA ENTERPRISES, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

DECEMBER 31, 2006 AND JUNE 30 2007

(Unaudited)

	June 30 2007	December 31 2006

TOTAL ASSETS	$—	$—

LIABILITIES
Accounts payable	$—	$—

STOCKHOLDERS’ (DEFICIT):
Preferred stock, no stated value; authorized 10,000,000 shares issued and 0 outstanding.	—	—
Common stock, $.0001 par value; authorized 25,000,000 shares; issued and 1,000,000 outstanding	90	90
Additional paid-in capital	1,161	1,161
Deficit accumulated during the development stage	(1,251)	(1,251)

Total stockholders’ (deficit)	—	—

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$—	$—

See accompanying notes.

MAUNA KEA ENTERPRISES, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM NOVEMBER 1996 (DATE OF INCEPTION)

TO JUNE 30, 2007

(Unaudited)

	Six Months ended June 30, 2007	November 1996 (Date of Inception) to Dec 31, 2006

REVENUES	$—	$—

OPERATING EXPENSES	—	1,251

NET (LOSS)	$(0)	$(1,251)

NET (LOSS) PER COMMON SHARE

Basic and Diluted	$ nil	$ nil

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic and Diluted	1,000,000	1,000,000

See accompanying notes

MAUNA KEA ENTERPRISES, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ (DEFICIT)

FOR THE PERIOD FROM NOVEMBER, 1996 (DATE OF INCEPTION)

TO JUNE 30, 2007

(Unaudited)

	Preferred Stock		Common Stock		Additional	Deficit Accumulated During
	Shares	Amount	Shares	Amount	Paid-in Capital	Development Stage	Total
BALANCE, Nov 1996	—	—	1,000,000	$90	$1,161	$(1,251)	$0

EXPENSES PAID BY STOCKHOLDER AND DONATED TO THE COMPANY	—	—	—	—	—	—	—

NET (LOSS) FOR THE YEAR ENDED Dec 31 2006	—	—	—	—	$—	—	$0

BALANCE DECEMBER 31, Dec 31 2006	—	—	1,000,000	$90	$1,161	$(1,251)	$0

EXPENSES PAID BY STOCKHOLDERS AND DONATED TO THE COMPANY	—	—	—	—	—	—	—

NET (LOSS) FOR THE PERIOD ENDED JUNE 30, 2007	—	—	—	—	—	—	$0

BALANCE, JUNE 30, 2007	—	$—	1,000,000	$90	$1,161	$(1,251)	$0

MAUNA KEA ENTERPRISES, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM NOVEMBER, 1996 (DATE OF INCEPTION) TO JUNE 30, 2007

(Unaudited)

	June 30 2007	November 1996 (Date of Inception) to December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:	$—	$(1,251)
Net (loss)
Adjustments to reconcile net (loss) to net cash used by operating activities:
Expenses paid by stockholders And donated to the company	—	—
Changes in operating liabilities:
Accounts payable	—	—

NET CASH USED BY OPERATING ACTIVITIES	—	—

CASH FLOWS FROM INVESTING ACTIVITIES:	—	1,251

CASH FLOWS FROM FINANCING ACTIVITIES:	—	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	—

CASH AND CASH EQUIVALENTS, AT BEGINNING OF YEAR	—	—

CASH AND CASH EQUIVALENTS, AT END OF YEAR	$—	$—

MAUNA KEA ENTERPRISES, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS (Continued)

FOR THE PERIOD FROM NOVEMBER, 1996 (DATE OF INCEPTION) TO JUNE 30, 2007

(Unaudited)

September 19, 2001
(Date of Inception)
to
	June 30, 2007	December 31, 2005

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

CASH PAID DURING THE YEAR FOR:
Interest	$—	$—
Taxes	$—	$—

NON-CASH OPERATING ACTIVITIES:
Expenses paid by stockholders and donated to the company	$—	$—

See accompanying notes.

MAUNA KEA ENTERPRISES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF BUSINESS AND HISTORY OF COMPANY

Mauna Kea Enterprises, Inc. (the “Company”) was incorporated on November 27, 1996 in the state of Colorado to make a distribution of the Shares to the Distributees. The purpose of the Distribution is to cause the Company to become widely-held, thereby allowing it the opportunity to merge in the future with a privately-held company seeking a larger stockholder base.

Basis of Presentation – The Company’s financial statements have been prepared on an accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America. These principles contemplate the realization of assets and liquidation of liabilities in the normal course of business.

Net (Loss) Per Share – The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net income (loss) per share are excluded.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Standards Not Yet Adopted - There currently are no recently issued accounting standards with pending adoptions that have any applicability to the Company.

2.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to find a suitable acquisition/merger candidate, raise additional capital from the sale of common stock and, ultimately, the achievement of significant operation revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

3.	PREFERRED STOCK

The Company has not assigned any preference rights to the preferred stock.

4.	EXPENSES PAID BY STOCKHOLDER AND DONATED TO THE COMPANY

The Company is using office space on a rent-free basis from the Company’s President at 2560 W. Main Street, Suite 200, Littleton, CO 80120.

EXHIBIT 5.7

INVESTOR RIGHTS AGREEMENT

[See Exhibit 4.1 to this Registration Statement on Form SB-2]

EXHIBIT 8.4

OFFICERS TO BE APPOINTED

President/Chief Executive Officer, Treasurer and Secretary – Mark H. Kreloff